As filed with the Securities and Exchange Commission on February 13, 2023
Registration No. 333-269631
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form S-3/A
(Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
BIORESTORATIVE THERAPIES, INC.
(Exact name of registrant as specified in its charter)
____________________

Nevada	91-1835664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Lance Alstodt, President and Chief Executive Officer
BioRestorative Therapies, Inc.
40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies of all communications, including communications sent to agent for service, should be sent to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
(516) 296-7000
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	⌧	Smaller reporting company	⌧

		Emerging growth company	☐

____________________

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of BioRestorative Therapies, Inc. (File No. 333-269631) (the “Registration Statement”) is being filed as an exhibit-only filing to file a Form of Indenture, filed herewith as Exhibit 4.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Form of  Indenture, filed herewith as Exhibit 4.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.	Exhibits.

(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.
4.1	Form of Indenture*
5.1	Opinion of Certilman Balin Adler & Hyman, LLP**
23.1	Consent of Friedman LLP**
23.2	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.**
24.1	Power of Attorney (included in Part II as part of the signature page of the Registration Statement)
107	Filing Fee Table**
 __________

*	Filed herewith.
**	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on February 13, 2023.
BIORESTORATIVE THERAPIES, INC.

By:	/s/ Lance Alstodt
Lance Alstodt
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance Alstodt	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 13, 2023
Lance Alstodt

*	Vice President, Research and Development, Secretary and Director	February 13, 2023
Francisco Silva

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2023
Robert E. Kristal

*	Director	February 13, 2023
Nickolay Kukekov

*	Director	February 13, 2023
Patrick F. Williams

*	Director	February 13, 2023
David Rosa

*By: /s/ Lance Alstodt
        Lance Alstodt
        Attorney-In-Fact